EXHIBIT 24.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 2 to Registration Statement on Form S-3 (No. 333-4160) of our report dated February 29, 1996, except as to Note 12, which is as of March 19, 1996, appearing on page F-2 of Industrial Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995.

PRICE WATERHOUSE LLP

Houston, Texas
July 15, 1996